PATENT AND EXCLUSIVE LICENSE PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         PHARMACEUTICAL PARTNERS, L.L.C.

                                       and

                                XOMA CORPORATION

                          Dated as of December 30, 1997

                             ARTICLE I - DEFINITIONS
   1.01.  Definitions........................................................1


ARTICLE II - PURCHASE AND SALE...............................................2
   2.01.  Purchase and Sale..................................................2
   2.02.  Assumption of License Obligations..................................3
   2.03.  Excluded Liabilities and Obligations...............................3
   2.04.  Assignment of Contracts and Rights.................................3
   2.05.  Purchase Price.....................................................3

   2.06.  Closing............................................................3

                        ARTICLE III - REPRESENTATIONS AND
                      WARRANTIES OF SELLER AND STOCKHOLDERS
   3.01.  Corporate Existence and Power......................................4
   3.02.  Corporate Authorization............................................4
   3.03.  Governmental Authorization.........................................4
   3.04.  Non-Contravention..................................................4
   3.05.  Title to Purchased Assets..........................................4
   3.06.  No Undisclosed Material Liabilities................................5
   3.07.  Litigation.........................................................5
   3.08.  Compliance with Laws...............................................5
   3.09.  Intellectual Property..............................................5
   3.10.  Deposits and Prepayments; Prepaid Expenses.........................6
   3.11.  Finders' Fees......................................................6
   3.12.  Other Information..................................................6


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER
   4.01.  Organization and Existence.........................................7
   4.02.  Corporate Authorization; Etc.......................................7
   4.03.  Governmental Authorization.........................................7
   4.04.  Non-Contravention..................................................7
   4.05.  Finders' Fees......................................................7
   4.06.  Financing..........................................................7
   4.07.  Litigation.........................................................7


                               ARTICLE V COVENANTS
   5.01.  Preservation of Purchased Assets...................................8
   5.02.  Access to Information..............................................8
   5.03.  Notices of Certain Events..........................................8
   5.04.  Confidentiality....................................................9
   5.05.  Best Efforts; Further Assurances...................................9
   5.06.  Public Announcement...............................................10
   5.07.  Cash Received After Closing.......................................10

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                            ARTICLE VI - TAX MATTERS
   6.01.  Tax Definitions...................................................10
   6.02.  Tax Matters.......................................................10


ARTICLE VII CONDITIONS TO CLOSING...........................................11
   7.01.  Conditions to the Obligations of Each Party.......................11
   7.02.  Conditions to Obligation of Buyer.................................11
   7.03.  Conditions to Obligations of Owners and Stockholders..............12


                    ARTICLE VIII - SURVIVAL; INDEMNIFICATION
   8.01.  Survival..........................................................12
   8.02.  Indemnification...................................................13
   8.03.  Procedures; No Waiver; Exclusivity................................13


                            ARTICLE IX - TERMINATION
   9.01.  Grounds for Termination...........................................14
   9.02.  Effect of Termination.............................................14


                            ARTICLE X - MISCELLANEOUS
   10.01.  Notices..........................................................14
   10.02.  Amendments; No Waivers...........................................15
   10.03.  Expenses.........................................................16
   10.04.  Successors and Assigns...........................................16
   10.05.  Governing Law; Jurisdiction......................................16
   10.06.  Counterparts; Effectiveness......................................16
   10.07.  Entire Agreement.................................................16
   10.09.  Captions.........................................................16

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Exhibits
--------

Exhibit A               Bill of Sale
Exhibit B               Assignment of U.S. Patents
Exhibit C               Assignment of Australian Patent
Exhibit D               Assignment of Canadian Patent
Exhibit E               Assignment of New Zealand Patent
Exhibit F               Assignment of South African Patent


Schedules
---------

Schedule 2.01           Patents
Schedule 3.09           Agreements Relating to Patents (including copy of
                        Genentech License)

                 PATENT AND EXCLUSIVE LICENSE PURCHASE AGREEMENT


         AGREEMENT dated as of December 30, 1997 between Pharmaceutical Partners, L.L.C., a Delaware limited liability company (including each of its successors, assigns and legal representatives, "Buyer") and XOMA Corporation, a Delaware corporation ("Seller").


                              W I T N E S S E T H :

         WHEREAS, Buyer desires to purchase certain assets of Seller from Seller, and Seller desires to sell, assign and transfer such assets to Buyer, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "CONVEYANCE DOCUMENTS" means the Assignment of U.S. Pat. No. 5,500,362, U.S. Pat. No. 5,667,180, and U.S. Pat. Appln. Ser. No. 08/471,984; the
Assignment of Australian Pat. No. 606,653; the Assignment of Canadian Pat. No. 1,336,826; the Assignment of New Zealand Pat. No. 223,120; and the Assignment of South African Pat. No. 88/0091, and attached hereto as EXHIBITS B, C, D, E, AND F, respectively.

         "CLOSING DATE" means December 30, 1997.

         "GOVERNMENTAL AUTHORITY" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the "PTO") and the U.S. National Institutes of Health.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


               (b) Each of the following terms is defined in the Section set forth opposite such term:

                    TERM                                              SECTION
                    ----                                              -------

                    Assumed License Obligations                       2.02
                    Excluded Liabilities and Obligations              2.03
                    Genentech                                         2.01
                    Genentech License                                 2.01
                    Patents                                           2.01
                    Prepayments                                       2.01
                    Purchase Price                                    2.05
                    Purchased Assets                                  2.01


                                   ARTICLE II
                                PURCHASE AND SALE


         2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, Seller's entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to (i) U.S. Patent 5,500,362, U.S. Pat. No. 5,667,180, and U.S. Pat. Appln. Ser. No. 08/471,984, all entitled "Chimeric Antibody with Specificity to Human B Cell Surface Antigen", Australian Pat. No. 606,653, Canadian Pat. No. 1,336,826, New Zealand Pat. No. 223,120, and South African Pat. No. 88/0091, and any and all related patents, patent applications and patent disclosures, any and all related continuation, continuation-in-part, divisional, extension, reissue, re-examination, renewal, substitution, any other proprietary rights related to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, including, but not limited to, each of the items listed on SCHEDULE 2.01 hereto (collectively, the "PATENTS"), (ii) the License Agreement, effective as of May 15, 1996, between Seller and Genentech, Inc., a Delaware corporation ("GENENTECH"), including the right to receive all payments from Genentech under such License Agreement for the quarter ended December 31, 1997 and each quarter or period thereafter (the "GENENTECH LICENSE") and (iii) any and all accounts receivable, deposits or prepayments (other than the initial fee paid to Seller by Genentech in 1996) relating to the Genentech License (the "PREPAYMENTS"). The Patents, the Genentech License and the Prepayments are sometimes collectively referred to herein as the "PURCHASED ASSETS".

         2.02. ASSUMPTION OF LICENSE OBLIGATIONS. Upon the terms and subject to the conditions of this Agreement, Buyer assumes, effective at the time of Closing, all obligations under the Genentech License (other than liabilities or obligations attributable to any failure by Seller to comply with the terms thereof prior to the date hereof) (the "ASSUMED LICENSE OBLIGATIONS").

         2.03. EXCLUDED LIABILITIES AND OBLIGATIONS. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed License Obligations and is not assuming any other liability or obligation of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature, whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (or any predecessor owner of all or part of its business and assets) (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES AND OBLIGATIONS").

         2.04. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to sell, transfer or assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted sale, transfer or assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller will use its commercially reasonable efforts to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer.

         2.05. PURCHASE PRICE. The purchase price for the Purchased Assets is $17,000,000 in cash (the "PURCHASE PRICE").

         2.06. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 on or before December 31, 1997, or at such other time or place as Buyer and Seller may agree. At the Closing,

         (a) Buyer shall pay the Purchase Price by wire transfer to an account designated by Seller.

         (b) Each of Seller and Buyer shall execute the Conveyance Documents to which each is a party.

         (c) Seller and Buyer shall also execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other party that are necessary for the consummation at the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that:

         3.01. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the Conveyance Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Conveyance Documents have been duly executed and delivered and constitute valid and binding agreements of Seller.

         3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents does not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO and any other applicable Governmental Authority).

         3.04. NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents does not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller,
(ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to either of Seller or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; (iv) assuming the receipt of Genentech's consent to the assignment of the Genentech License, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the Purchased Assets to which Seller is entitled under any Purchased Asset which default, termination, cancellation or acceleration or loss of benefit would have a material adverse effect on Seller's ability to exercise its rights with respect to the Purchased Assets, or (v) result in the creation or imposition of any Lien on any Purchased Asset.

         3.05. TITLE TO PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby and assuming Buyer does not have actual knowledge of any adverse claim, Buyer will have acquired good and marketable title in and to each of the Purchased Assets, free and clear of all Liens.

         3.06. NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities related to the Purchased Assets of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

         3.07. LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received notice, pending or, to the knowledge of Seller, threatened, before any Governmental Authority or arbitrator that has or could materially affect any Purchased Asset. There have been no claims made by any Person with respect to, and no actions, suits or other proceedings relating to, any Purchased Assets which would have a material adverse effect on the proposed or intended use of the Purchased Assets.

         3.08. COMPLIANCE WITH LAWS. Seller is not in violation of, has not violated, and to the knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority applicable to the Purchased Assets which would have a material adverse effect on the proposed or intended use of the Purchased Assets.

         3.09. INTELLECTUAL PROPERTY. (a) SCHEDULE 2.01 sets forth a true and complete list of the Patents specifying as to each, as applicable (i) the owner of such Patent; and (ii) the jurisdictions by or in which each Patent has issued or an application for patent has been filed, including the respective patent or application numbers. SCHEDULE 3.09 contains a list of licenses, sublicenses or other agreements relating to any Patent and a true and complete copy of the Genentech License as currently in effect.

         (b) Seller has taken all material measures required to protect the value of the Patents.


         (c) Seller has clear title to the Patents. To its knowledge, Seller and each inventor of the Patents has complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of the U.S. Patents. All assignments from each inventor to, as the case may be, Seller or to a predecessor in interest to Seller, have been executed and recorded with the PTO for each of the U.S. Patents. To its knowledge, and with the exception of the rights of Genentech under the Genentech License, Seller does not lack any material rights or licenses to use the Patents or to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents. To the knowledge of Seller, there are no facts which would form a basis for a finding that any of the claims of the Patents is unpatentable, unenforceable or invalid. To the knowledge of Seller without independent investigation, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of Seller or Genentech to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents. To the knowledge of Seller without independent investigation, there are no patents of others which are or would be infringed by making, having made, using, selling, or offering for sale the claimed subject matter of the Patents. There is no pending or, to the knowledge of Seller, threatened action, suit, proceeding or claim by others that Seller or Genentech is infringing or would infringe any patent of others by making, having made, using, selling, or offering for sale the claimed subject matter of the Patents. To the knowledge of Seller, the Patents have not been, and are not being, infringed by any third parties.

         (d) Each of Seller and, to the knowledge of Seller, Genentech is in material compliance with the Genentech License and is not in breach of its obligations with respect thereto which breach would have a material adverse effect on its rights thereunder. Seller has no reason to believe that Genentech does not intend to comply with its obligations pursuant to the Genentech License, including its obligations to pay royalties on Licensed Products as defined therein including without limitation the IDEC C2B8 Monoclonal Antibody. Except for the Genentech License, Seller has not granted any licenses or other rights and has no obligations to grant licenses or other rights with respect to the Purchased Assets, and, except for Genentech License, there are no other contracts, arrangements, understandings or other documents relating to any Purchased Asset.

         (e) Seller has taken all reasonable actions under all applicable foreign jurisdictions to protect its ownership interests in the Patents in each such jurisdiction.


         3.10. PREPAYMENTS.  There are no Prepayments.

         3.11. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         3.12. OTHER INFORMATION. Neither this Agreement nor any of the exhibits and schedules appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         4.01. ORGANIZATION AND EXISTENCE. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

         4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO).

         4.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not and will not (i) contravene or conflict with the organizational documents of Buyer, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer.

         4.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

         4.06. FINANCING. On the Closing Date, Buyer will have sufficient funds available to purchase the Purchased Assets.

         4.07. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.


                                    ARTICLE V

                                    COVENANTS

              Buyer and Seller agree that:

         5.01 PRESERVATION OF PURCHASED ASSETS. From the date hereof until the Closing Date, Seller shall use reasonable commercial efforts to preserve intact the Purchased Assets and Seller's relationship with Genentech as set forth in the Genentech License. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller will not:

         (a) sell, lease, license, assign, transfer or otherwise dispose of any Purchased Asset or agree or commit to do any of the foregoing; or

         (b) take or agree or commit to take any action that would make any representation and warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date; or

         (c) omit or agree or commit to omit to take any action necessary to prevent any representation and warranty of Seller hereunder from being inaccurate in any material respect at, or as of any time prior to, the Closing Date.

         5.02. ACCESS TO INFORMATION. From the date hereof until the Closing Date, Seller (a) will give Buyer, its counsel and other authorized representatives (collectively, "BUYER'S CONSULTANTS") reasonable commercial access during normal business hours to the offices, properties, books and records of Seller related to the Purchased Assets; (b) will furnish to Buyer and Buyer's Consultants such information relating to the Purchased Assets as such Persons may reasonably request; and (c) will instruct the employees, counsel and other authorized representatives of Seller to cooperate with Buyer in its investigation of the Purchased Assets; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by Seller hereunder; and PROVIDED FURTHER that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller.

         5.03 NOTICES OF CERTAIN EVENTS. From the date hereof until the Closing Date, Seller shall promptly notify Buyer of:

         (a) any notice or other communication from any Person other than Genentech alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Purchased Assets.

         5.04. CONFIDENTIALITY. After the Closing Date, Seller will hold, and will use reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Purchased Assets.

         5.05. EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement; PROVIDED that Buyer shall not be obligated to pay any amount of money or deliver any goods or services to

Seller or Genentech except the payment of the Purchase Price at the Closing (subject to the terms and conditions hereof). Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets. In particular, Seller agrees to use its commercially reasonably efforts to obtain the written consent of Genentech referred to in Section 7.02(c).

         (b) Without limiting the foregoing, Seller further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for Buyer all right, title and interest in and to each of the Purchased Assets, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and preliminary or other statement or the giving of testimony in any interference or other proceeding in which the Purchased Assets or any application or patent directed thereto or derived therefrom may be involved.

         (c) Seller hereby constitutes and appoints, effective as of the Closing upon payment of the Purchase Price, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings consistent with the Genentech License which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         5.06. PUBLIC ANNOUNCEMENT. The parties agree to consult with each other before issuing any press release or making any public statement with respect to Buyer's acquisition of the Purchased Assets. Such press release or public statement shall, to the extent possible, be a joint release.

         5.07. CASH RECEIVED AFTER CLOSING. Seller shall pay over to Buyer any and all amounts relating to the Purchased Assets, including, but not limited to, any amounts received from Genentech in respect of the Genentech License, received by Seller after the Closing Date.


                                   ARTICLE VI

                                   TAX MATTERS

         6.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the date preceding the Closing Date.

         "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or after the Closing Date.

         "TAX" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

         6.02. TAX MATTERS. Seller hereby separately represents and warrants to Buyer that:

         (a) Seller has timely paid all Taxes, and all interest and penalties due thereon and payable by it, for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset or would result in Buyer becoming liable or responsible therefor.

         (b) Seller has established adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset or would result in Buyer becoming liable or responsible therefor.

         (c) In connection with the foregoing representations, no state of facts exists or has existed that would constitute grounds for the assessment against Buyer, whether by reason of transferee liability or otherwise, of any liability for Tax relating to the income, assets or operations of Seller, or arising out of the transactions set forth in this Agreement.

         (d) Any United States Taxes assessed upon or with respect to the transfer of the Purchased Assets pursuant hereto shall be the responsibility of Seller.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

         (b) Each other party to each respective Conveyance Document shall have executed and delivered each such agreement, in each case substantially in the form attached as an Exhibit to this Agreement.

         7.02 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a)(i) Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Seller contained in this Agreement as of the date hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

         (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective enjoyment by Buyer of all or any material portion of the Purchased Assets.

         (c) Seller shall have received the written consent of Genentech to the assignment of the Genentech License, in form and substance satisfactory to Buyer in its sole discretion, and such consent shall not have been withdrawn.

         (d) No event shall have occurred that could reasonably be expected to have a material adverse effect on the Purchased Assets.

         (e) Buyer shall have received a certificate signed by the Secretary of Seller as to Seller's current charter and by-laws, and incumbency of officers, and a certificate of good standing from the Secretary of State of the State of Delaware as to Seller's corporate good standing in the State of Delaware, each in form and substance reasonably satisfactory to Buyer.

         (f) Buyer shall have received an opinion of Seller's outside counsel, in form and substance reasonably satisfactory to Buyer, covering the first sentence of Section 3.02 hereof.

         7.03. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a)(i) Buyer shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Buyer contained in this Agreement as of the date hereof and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct at and as of the Closing Date, as if made at and as of such date.

         (b) Seller shall have received a certificate signed by an authorized member or officer of Buyer as to Buyer's current constitutional documents and incumbency of authorized members and officers, and a certificate of good standing from the Secretary of State of the State of

Delaware as to Buyer's good standing in the State of Delaware, each in form and substance reasonably satisfactory to Seller.


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.01. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of two years; PROVIDED that (i) the representation and warranty in
Section 3.09 and the agreements in Article II, Article IX and Section 10.03 shall survive the Closing indefinitely; (ii) each of the covenants and agreements in Article V shall survive for the period of time stated in such covenant or agreement or, if no such period is specified, indefinitely; and
(iii) the covenants, agreements, representations and warranties contained in
Article VI shall survive until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 8.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         8.02. INDEMNIFICATION. (a) Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "LOSS") incurred or suffered by Buyer or any of its Affiliates arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

                  (ii) the failure of Seller to assume or maintain full responsibility for the Excluded Liabilities and Obligations.

         (b) Buyer hereby indemnifies Seller and any of its Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

         8.03. PROCEDURES; NO WAIVER; EXCLUSIVITY. (a) The party seeking indemnification under Section 8.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; PROVIDED that the failure to give such notice shall not affect the Indemnified

Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.02 for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; PROVIDED that such consent may not be unreasonably withheld.

         (b) No investigation by Buyer of the Purchased Assets shall limit Buyer's rights to indemnification hereunder.

         (c) After the Closing, Section 8.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


                                   ARTICLE IX

                                   TERMINATION

         9.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of all parties hereto;

         (b) by Seller or Buyer if the Closing shall not have been consummated on or before June 30, 1998 due to non-satisfaction of a condition that has not been waived by the party for whose benefit the condition exists; or

         (c) by Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses (b) or (c) shall give notice of such termination to the other party.

         9.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach.; and FURTHER PROVIDED that: (i) if this Agreement is terminated as permitted by
Section 9.01(b) due to the nonsatisfaction of the condition set forth in Section 7.02(c); and (ii) if

Seller has used its commercially reasonable efforts to satisfy such condition. No termination of this Agreement, at a time when a fee is reasonably expected to be payable pursuant to this Section 9.02 following termination of this Agreement shall be effective until such fee is paid. The provisions of Section 9.02,
Section 10.03 and, to the extent set forth therein, each covenant, shall survive any termination hereof pursuant to Section 9.01.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

         (a)      if to Buyer, to:

                  Pharmaceutical Partners, L.L.C.
                  70 E. 55th Street, 23rd Floor
                  New York, NY  10022
                  Attention:        Pablo Legorreta
                                    David Madden
                  Telecopy:         (212) 751-9324

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, MA  02110
                  Attention:        F. George Davitt, Esq.
                  Telecopy:         (617) 248-7100

         (b)      if to Seller, to:

                  Xoma Corporation
                  2910 Seventh Street
                  Berkeley, CA  94710
                  Attention:        Christopher J. Margolin, Esq.
                  Telecopy:         (510) 649-7571

                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Attention:        Roger Meltzer, Esq.
                  Telecopy:         (212) 269-5420
or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. EST of or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01.

         10.02. AMENDMENTS; NO WAIVERS. (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         10.03. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         10.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, nothing herein shall prohibit or restrict Buyer from assigning its rights and obligations hereunder to any Affiliate of Buyer (but no such assignment shall relieve Buyer of its obligations hereunder).

         10.05. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

         10.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         10.07. ENTIRE AGREEMENT. This Agreement, the Schedules hereto and the Conveyance Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         10.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                     [SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                         ---------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------


                                   XOMA CORPORATION


                                   By:
                                       -----------------------------------------
                                   Name:       Peter B. Davis
                                        ----------------------------------------
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer

                                                                       EXHIBIT A

                                  BILL OF SALE


         BILL OF SALE, dated as of December 30, 1997, between XOMA Corporation, a Delaware corporation ("Seller"), and Pharmaceutical Partners, L.L.C., a Delaware limited liability company ("BUYER").


                               W I T N E S S E T H


         WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Patent and Exclusive License Purchase Agreement dated December 30, 1997 between Buyer and Seller (the "PURCHASE AGREEMENT"); terms defined in the Purchase Agreement and not otherwise defined herein being used herein as therein defined);

         NOW, THEREFORE, in consideration of the sale of the Purchase Assets and in accordance with the terms of the Purchase Agreement, Buyer and Seller agree as follows:

         1. Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets TO HAVE AND TO HOLD the Purchased Assets unto the Buyer and its successors and assigns, to and for its or their use forever; PROVIDED that no sale, transfer, assignment or delivery shall be made or any or any material portion of any of the Purchased Assets if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder.

         2. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

         IN WITNESS WHEREOF, XOMA Corporation has caused this Bill of Sale to be duly executed as of the day and year first above written.



                                   XOMA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:   Peter B. Davis
                                   Title:  Vice President, Finance and
                                           Chief Financial Officer

STATE OF __________________)

                           ) ss:

COUNTY OF _________________)



         On this ___ day of ______________, 1997, before me personally came Peter B. Davis, to be personally known, who, being duly sworn, did depose and say that he resides at ________________________; that he is the Vice President, Finance and Chief Financial Officer of XOMA Corporation, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed of said instrument is such corporate seal; that it was so fixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by likely authority.


                                  ------------------------------
                                  Notary Public

                                                                       EXHIBIT B

                                                         Atty. Docket No. 6586/1

                                   ASSIGNMENT

         WHEREAS, XOMA CORPORATION, a corporation of the State of Delaware, (hereinafter "ASSIGNOR"), is the owner and assignee of record of all interest in:

                 U.S. Pat. No. 5,500,362, issued March 19, 1996,
              U.S. Pat. No. 5,667,180, issued October 14, 1997, and
            U.S. Pat. Appln. Ser. No. 08/471,984, filed June 6, 1995.

         WHEREAS, Pharmaceutical Partners, L.L.C. (hereinafter "ASSIGNEE"), a limited liability company organized and existing under the laws of the State of Delaware, and having a usual place of business at 70 E. 55th Street, 23rd Floor, New York, NY 10022 desires to acquire an interest therein, in accordance with Patent and Exclusive License Purchase Agreement duly entered into between ASSIGNOR and ASSIGNEE on December 30, 1997;


         NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said Purchase Agreement and the covenants therein, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR's entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the said inventions as described in said patents and patent applications, together with ASSIGNOR's entire right, title and interest in and to said patents and patent applications, and such Letters Patent as may issue thereon or claim priority under international convention; said inventions, patents and patent applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf, and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made; ASSIGNOR hereby conveys all of ASSIGNOR's rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent. ASSIGNOR hereby acknowledges that this assignment, being of ASSIGNOR's entire right, title and interest in and to said inventions, carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE for its own name as assignee of ASSIGNOR's entire right, title and interest therein.

         AND, ASSIGNOR hereby further agrees for itself and its successors, assigns and legal representatives to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention to said ASSIGNEE, its successors, assigns, and legal representatives, but at its or their expense and charges, including: the execution of applications for patents in foreign countries; the execution of substitution, reissue, divisional or continuation applications; and preliminary or other statements or the giving of testimony in any interference or other proceeding in which said inventions or any application or patent directed thereto may be involved; and ASSIGNOR further hereby authorizes ASSIGNEE or its attorneys or agents to insert any correct serial number and filing date into this assignment, if appropriate.

         AND, ASSIGNOR hereby authorizes and requests the Commissioner of Patents of the United States to issue such Letters Patent as shall be granted upon said patent applications or other patent applications based thereon to said ASSIGNEE, its successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and set our hands and affixed our seals the date set forth below.

                                   XOMA CORPORATION



                                   By:
                                      ------------------------------------------
                                   Name:       Peter B. Davis
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer



STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.


                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________


                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________

                                                                       EXHIBIT C

                                                         Atty. Docket No. 6586/1

                                   ASSIGNMENT

         WHEREAS, XOMA CORPORATION, a United States corporation of the State of Delaware, (hereinafter "ASSIGNOR"), is the owner and assignee of record of all interest in:

                Australian Pat. No. 606,653, issued July 3, 1991.


         WHEREAS, Pharmaceutical Partners, L.L.C. (hereinafter "ASSIGNEE"), a United States limited liability company organized and existing under the laws of the State of Delaware, and having a usual place of business at 70 E. 55th Street, 23rd Floor, New York, NY 10022 desires to acquire an interest therein, in accordance with Patent and Exclusive License Purchase Agreement duly entered into between ASSIGNOR and ASSIGNEE on December 30, 1997;


         NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said Purchase Agreement and the covenants therein, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR's entire right, title and interest in and throughout Australia, in and to the said inventions as described in said patents and patent applications, together with ASSIGNOR's entire right, title and interest in and to said patents and patent applications, and such Letters Patent as may issue thereon or claim priority under international convention; said inventions, patents and patent applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf, and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made; ASSIGNOR hereby conveys all of ASSIGNOR's rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent. ASSIGNOR hereby acknowledges that this assignment, being of ASSIGNOR's entire right, title and interest in and to said inventions, carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE for its own name as assignee of ASSIGNOR's entire right, title and interest therein.

         AND, ASSIGNOR hereby further agrees for itself and its successors, assigns and legal representatives to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention to said ASSIGNEE, its successors, assigns, and legal representatives, but at its or their expense and charges, including: the execution of applications for patents in foreign countries; the execution of substitution, reissue, divisional or continuation applications; and preliminary or other statements or the giving of testimony in any interference or other proceeding in which said inventions or any application or patent directed thereto may be involved; and ASSIGNOR further hereby authorizes ASSIGNEE or its attorneys or agents to insert any correct serial number and filing date into this assignment, if appropriate.

         AND, ASSIGNOR hereby authorizes and requests the Commissioner of Patents of Australia to issue such Letters Patent as shall be granted upon said patent applications or other patent applications based thereon to said ASSIGNEE, its successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and set our hands and affixed our seals the date set forth below.

                                   XOMA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:       Peter B. Davis
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer



STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________


                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________

                                                                       EXHIBIT D

                                                         Atty. Docket No. 6586/1

                                   ASSIGNMENT

         WHEREAS, XOMA CORPORATION, a United States corporation of the State of Delaware, (hereinafter "ASSIGNOR"), is the owner and assignee of record of all interest in:

              Canadian Pat. No. 1,336,826, issued August 29, 1995.

         WHEREAS, Pharmaceutical Partners, L.L.C. (hereinafter "ASSIGNEE"), a United States limited liability company organized and existing under the laws of the State of Delaware, and having a usual place of business at 70 E. 55th Street, 23rd Floor, New York, NY 10022 desires to acquire an interest therein, in accordance with Patent and Exclusive License Purchase Agreement duly entered into between ASSIGNOR and ASSIGNEE on December 30, 1997;

         NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said Purchase Agreement and the covenants therein, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR's entire right, title and interest in and throughout Canada, in and to the said inventions as described in said patents and patent applications, together with ASSIGNOR's entire right, title and interest in and to said patents and patent applications, and such Letters Patent as may issue thereon or claim priority under international convention; said inventions, patents and patent applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf, and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made; ASSIGNOR hereby conveys all of ASSIGNOR's rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent. ASSIGNOR hereby acknowledges that this assignment, being of ASSIGNOR's entire right, title and interest in and to said inventions, carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE for its own name as assignee of ASSIGNOR's entire right, title and interest therein.

         AND, ASSIGNOR hereby further agrees for itself and its successors, assigns and legal representatives to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention to said ASSIGNEE, its successors, assigns, and legal representatives, but at its or their expense and charges, including: the execution of applications for patents in foreign countries; the execution of substitution, reissue, divisional or continuation applications; and preliminary or other statements or the giving of testimony in any interference or other proceeding in which said inventions or any application or patent directed thereto may be involved; and ASSIGNOR further hereby authorizes ASSIGNEE or its attorneys or agents to insert any correct serial number and filing date into this assignment, if appropriate.

         AND, ASSIGNOR hereby authorizes and requests the Commissioner of Patents of Canada to issue such Letters Patent as shall be granted upon said patent applications or other patent applications based thereon to said ASSIGNEE, its successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and set our hands and affixed our seals the date set forth below.

                                   XOMA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:       Peter B. Davis
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer


STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________


                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.


                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________

                                                                       EXHIBIT E

                                                         Atty. Docket No. 6586/1

                                   ASSIGNMENT

         WHEREAS, XOMA CORPORATION, a United States corporation of the State of Delaware, (hereinafter "ASSIGNOR"), is the owner and assignee of record of all interest in:

              New Zealand Pat. No. 223,120, issued January 7, 1988.

         WHEREAS, Pharmaceutical Partners, L.L.C. (hereinafter "ASSIGNEE"), a United States limited liability company organized and existing under the laws of the State of Delaware, and having a usual place of business at 70 E. 55th Street, 23rd Floor, New York, NY 10022 desires to acquire an interest therein, in accordance with Patent and Exclusive License Purchase Agreement duly entered into between ASSIGNOR and ASSIGNEE on December 30, 1997;

         NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said Purchase Agreement and the covenants therein, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR's entire right, title and interest in and throughout New Zealand, in and to the said inventions as described in said patents and patent applications, together with ASSIGNOR's entire right, title and interest in and to said patents and patent applications, and such Letters Patent as may issue thereon or claim priority under international convention; said inventions, patents and patent applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf, and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made; ASSIGNOR hereby conveys all of ASSIGNOR's rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent. ASSIGNOR hereby acknowledges that this assignment, being of ASSIGNOR's entire right, title and interest in and to said inventions, carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE for its own name as assignee of ASSIGNOR's entire right, title and interest therein.

         AND, ASSIGNOR hereby further agrees for itself and its successors, assigns and legal representatives to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention to said ASSIGNEE, its successors, assigns, and legal representatives, but at its or their expense and charges, including: the execution of applications for patents in foreign countries; the execution of substitution, reissue, divisional or continuation applications; and preliminary or other statements or the giving of testimony in any interference or other proceeding in which said inventions or any application or patent directed thereto may be involved; and ASSIGNOR further hereby authorizes ASSIGNEE or its attorneys or agents to insert any correct serial number and filing date into this assignment, if appropriate.

         AND, ASSIGNOR hereby authorizes and requests the Commissioner of Patents of New Zealand to issue such Letters Patent as shall be granted upon said patent applications or other patent applications based thereon to said ASSIGNEE, its successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and set our hands and affixed our seals the date set forth below.

                                   XOMA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:       Peter B. Davis
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer



STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________



                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.


                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________

                                                                       EXHIBIT F

                                                         Atty. Docket No. 6586/1

                                   ASSIGNMENT

         WHEREAS, XOMA CORPORATION, a United States corporation of the State of Delaware, (hereinafter "ASSIGNOR"), is the owner and assignee of record of all interest in:

       Republic of South Africa Pat. No. 88/0091, issued August 31, 1988.

         WHEREAS, Pharmaceutical Partners, L.L.C. (hereinafter "ASSIGNEE"), a United States limited liability company organized and existing under the laws of the State of Delaware, and having a usual place of business at 70 E. 55th Street, 23rd Floor, New York, NY 10022 desires to acquire an interest therein, in accordance with Patent and Exclusive License Purchase Agreement duly entered into between ASSIGNOR and ASSIGNEE on December 30, 1997;

         NOW, THEREFORE, to all whom it may concern be it known that for and in consideration of said Purchase Agreement and the covenants therein, and of other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR's entire right, title and interest in and throughout the Republic of South Africa, in and to the said inventions as described in said patents and patent applications, together with ASSIGNOR's entire right, title and interest in and to said patents and patent applications, and such Letters Patent as may issue thereon or claim priority under international convention; said inventions, patents and patent applications and Letters Patent to be held and enjoyed by said ASSIGNEE for its own use and behalf, and for its successors, assigns and legal representatives, to the full end of the term for which said Letters Patent may be granted as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made; ASSIGNOR hereby conveys all of ASSIGNOR's rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for Letters Patent. ASSIGNOR hereby acknowledges that this assignment, being of ASSIGNOR's entire right, title and interest in and to said inventions, carries with it the right in ASSIGNEE to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of ASSIGNEE's selection and the right to procure the grant of all Letters Patent to ASSIGNEE for its own name as assignee of ASSIGNOR's entire right, title and interest therein.

         AND, ASSIGNOR hereby further agrees for itself and its successors, assigns and legal representatives to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be deemed necessary to secure fully the aforesaid invention to said ASSIGNEE, its successors, assigns, and legal representatives, but at its or their expense and charges, including: the execution of applications for patents in foreign countries; the execution of substitution, reissue, divisional or continuation applications; and preliminary or other statements or the giving of testimony in any interference or other proceeding in which said inventions or any application or patent directed thereto may be involved; and ASSIGNOR further hereby authorizes ASSIGNEE or its attorneys or agents to insert any correct serial number and filing date into this assignment, if appropriate.

         AND, ASSIGNOR hereby authorizes and requests the Registrar of Patents of the Republic of South Africa to issue such Letters Patent as shall be granted upon said patent applications or other patent applications based thereon to said ASSIGNEE, its successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and set our hands and affixed our seals the date set forth below.

                                   XOMA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:       Peter B. Davis
                                   Title:      Vice President, Finance and
                                               Chief Financial Officer



STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.


                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________


                                   PHARMACEUTICAL PARTNERS, L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

STATE OF  ____________)
COUNTY OF  ___________)ss

         Subscribed and sworn to before me, by the above-named
__________________ this _______ day of ___________________, 1997.

                                   ______________________________________
                                   Notary Public
                                   My Commission Expires: _______________